UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 29, 2015

VITAL THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15010 Avenue of Science, Suite 200

San Diego, California 92128

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (858) 673-6840

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 31, 2015, Vital Therapies, Inc. (the “Company”) issued a press release announcing that additional data from its VTI-208 clinical trial were presented by two of the principal investigators involved in the VTI-208 clinical trial. The presentations were made at the 16th International Symposium on Albumin Dialysis in Liver Disease in Rostock-Warnemunde, Germany on Saturday, August 29, 2015. In addition, on August 31, 2015, a new presentation has been made available on the Company’s website showing additional data from its VTI-208 clinical trial. A copy of the press release, the slides used in the two presentations, and the new Company presentation are attached hereto as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively, and are incorporated herein by reference. Copies of the slides used in the two presentations and the new Company presentation are also available on the Company’s website at http://ir.vitaltherapies.com in the “Clinical Publications and Presentations” section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 31, 2015.
99.2	Slides for presentation on August 29, 2015
99.3	Slides for presentation on August 29, 2015
99.4	Company presentation dated as of August 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL THERAPIES, INC.

By: /s/ Michael V. Swanson
Michael V. Swanson Chief Financial Officer

Date: August 31, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 31, 2015.
99.2	Slides for presentation on August 29, 2015
99.3	Slides for presentation on August 29, 2015
99.4	Company presentation dated as of August 27, 2015